EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-31657, 33-32815, 33-36263, 33-72634, 33-72636, 33-72638, 33-81150, 33-81152, 333-02151, 333-04621, 333-60807, 333-44824, and 333-68158) of Cognex Corporation of our report dated January 25, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

March 15, 2002